AMENDMENT NUMBER ONE
TO THE
ORBITAL SCIENCES CORPORATION NONQUALIFIED MANAGEMENT
DEFERRED COMPENSATION PLAN

Pursuant to the powers of amendment reserved in Section 10.05 of the Orbital Sciences Corporation Nonqualified Management Deferred Compensation Plan, as amended and restated effective January 1, 2005 (the “Plan”), the Plan is amended as set forth herein. This amendment shall supersede the provisions of the Plan document to the extent those provisions are inconsistent with the provisions of this amendment.

1.

Section 2.01 of the Plan is amended by deleting the number "$125,000" in the sole sentence thereof and by replacing it with the number "$150,000."

2.

This Amendment Number One shall be effective for all Plan Years, as that term is defined in the Plan, commencing on and after January 1, 2011.